UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 4, 2006
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
On September 16, 2005, Nuance Communications, Inc. (f/k/a ScanSoft, Inc.) (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other items, the completion of the acquisition of the former Nuance Communications, Inc. (“Former Nuance”). The Original Form 8-K included the unaudited pro forma combined financial statements of the Company for the nine months ended September 30, 2004, and as of and for the nine months ended June 30, 2005, giving effect to the acquisition of Former Nuance as a purchase by the Company. This Current Report on Form 8-K is being filed to include updated unaudited pro forma combined condensed financial statements of the Company for the year ended September 30, 2005, giving effect to the acquisition of Former Nuance as a purchase by the Company.
ITEM 9.01 Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired

(b)	Pro Forma Financial Information
(1)	The unaudited pro forma combined financial statements of the Company for the twelve months ended September 30, 2005, giving effect to the acquisition of Former Nuance as a purchase of Former Nuance by the Company, are being filed as Exhibit 99.1 to this Form 8-K and are included herein).
(c)	Exhibits
99.1	Unaudited Pro Forma Combined Condensed Financial Statements.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: January 4, 2006	By:	/s/ James R. Arnold, Jr.
James R. Arnold, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudited Pro Forma Combined Condensed Financial Statements.